Ultrak, Inc.                          -3-                         ________, 1995

                 3. All of the factual and legal assumptions set forth above are material to the opinion herein rendered and have been relied upon by us in rendering such opinion. Any material inaccuracy in any one or more of the factual or legal assumptions may render all or part of our opinion inapplicable to the Merger.

         Opinion. Based upon and subject to the foregoing, it is our opinion that:

                 1. The Merger will constitute a reorganization within the meaning of Section 368(a)(1)(A) of the Code.

                 2. No gain or loss will be recognized by the Diamond shareholders upon exchange of their Diamond Common Stock solely for Ultrak Common Stock.

                 3. The basis of the Ultrak Common Stock to be received by the Diamond shareholders will be the same, in each instance, as the basis of Diamond Common Stock surrendered in exchange therefor.

                 4. The holding period for the Ultrak Common Stock will include the holding period of Diamond Common Stock surrendered in exchange therefor, provided Diamond Common Stock was held as a capital asset on the date of the Merger.

                 5. No gain or loss will be recognized by Ultrak upon the receipt Of Diamond stock solely in exchange for the stock of Ultrak.

                 6. Where a Diamond shareholder receives cash by exercising statutory dissenter's rights, the cash will be treated as having been received by such shareholder as a distribution in redemption of his Diamond stock, subject to the provisions and limitations of Section 302 of the Code.

                 7. No gain or loss will be recognized by Newco as a result of the Merger.

                 8. No gain or loss will be recognized by Diamond as a result of the Merger.

                 9. The payment of cash in lieu of fractional share interests of Ultrak Common Stock or in lieu of issuing 10 or fewer shares of Ultrak Common Stock will be treated as if such shares were distributed as part of the Merger and then were redeemed by Ultrak. These cash payments will be treated as having been received as distributions in full payment in exchange for the stock redeemed as provided in Section 302(a) of the Code.

Ultrak, Inc.                          -4-                         ________, 1995

We consent to the reference to this opinion and to our firm in the Registration Statement.

                                           Very truly yours,

                           REPRESENTATION CERTIFICATE


         Ultrak, Inc. ("Ultrak") and Diamond Purchasing Corp. ("Newco") make the following representations to Leagre & Barnes to be used by Leagre & Barnes in rendering its opinion as to certain federal income tax consequences with respect to certain transactions set forth in the Agreement and Plan of Reorganization among Diamond Electronics, Inc. ("Diamond"), certain shareholders of Diamond, Ultrak, and Newco. Ultrak owns all the issued and outstanding capital stock of Newco. The merger of Newco with and into Diamond is referred to herein as the "Merger."

         Ultrak and Newco acknowledge and agree that each of the following representations constitutes a material representation to be relied upon by Leagre & Barnes in rendering its opinion and that any material inaccuracy in any of the following representations may render the conclusions drawn in the opinion of Leagre & Barnes inapplicable to the Merger. The representations of each party hereto are limited to the extent that each specific representation is made solely with respect to information applicable to itself.

         The specific representations made are as follows:

                 1. The fair market value of the Ultrak Common Stock received by each Diamond shareholder will be approximately equal to the fair market value of Diamond Common Stock surrendered in the exchange.

                 2. Following the Merger, Diamond will hold at least 90 percent of the fair market value of Newco's net assets and at least 70 percent of the fair market value of Newco's gross assets held immediately prior to the Merger. For purposes of this representation, amounts paid by Newco to dissenters, amounts used by Newco to pay reorganization expenses, and amounts paid by Diamond to shareholders who receive cash or other property, respectively, immediately preceding the transfer, will be considered assets held by Newco, respectively, immediately prior to the Merger. For purposes of this representation, it is assumed that there will be no dissenters from the Merger, although that is impossible to ascertain at this time with any certainty.

                 3. Prior to the Merger, Ultrak will be in control of Newco. "Control" for purposes of this Representation Certificate means the ownership of stock possessing at least 80 percent of the total combined voting power of all classes of stock entitled to vote and at least 80 percent of the total number of shares of all other classes of stock of Newco.

                 4. Diamond has no plan or intention to issue additional shares of its stock after the Merger, that would result in Ultrak losing control of Diamond.

                 5. Ultrak has no plan or intention to reacquire any of its Common Stock issued in the Merger.

                 6. Ultrak has no plan or intention to liquidate Diamond; to merge Diamond with or into another corporation; to sell or otherwise dispose of the Common Stock of Diamond except for transfers of Common Stock to corporations controlled by Ultrak; or to cause Diamond to sell or otherwise dispose of any of its assets or any of the assets acquired from Newco, except as set forth in the Agreement and Plan of Reorganization, as amended, and except for dispositions made in the ordinary course of business or transfers of assets to a corporation controlled by Diamond.

                 7. In the Merger, Newco will have no liabilities assumed by Diamond, and will not transfer to Diamond any assets subject to liabilities.

                 8. Following the Merger, Diamond will continue its historic business or use a significant portion of its business assets in a business.

                 9. Ultrak and Newco will pay their respective expenses, if any, incurred in connection with the Merger; notwithstanding the foregoing, to the extent any of the expenses relating to the Merger (or the "plan of reorganization" within the meaning of Treas. Reg.
         Section 1.368-1(c) with respect to the Merger) are funded directly or indirectly by a party other than the party incurring such expense, such expenses will be within the guidelines established in Revenue Ruling 73-54, 1973-1 C.B. 187.

                 10. There is no intercorporate indebtedness existing between Ultrak and Diamond or between Newco and Diamond that was issued, acquired, or will be settled at a discount.

                 11. In the Merger, shares of Diamond's Common Stock representing control of Diamond will be exchanged solely for voting stock of Ultrak. For purposes of this representation, shares of Diamond's Common Stock exchanged for cash or other property originating with Ultrak will be treated as outstanding Diamond Common Stock as of the Effective Time.


                 12. Other than 392 shares of Diamond Common Stock acquired as part of Diamond's reorganization, Ultrak does not own nor has it owned during the past five years any Common Stock of Diamond.

                 13. Neither Ultrak nor Newco is an investment company regulated under the Investment Company Act of 1940, a real estate investment trust, or a corporation 80 percent or more of the value of whose total assets are held for investment rather than for use in an active trade or business.

                 14. The payment of cash in lieu of fractional shares of Ultrak's Common Stock or in lieu of issuing 10 or fewer shares of Ultrak Common Stock is solely for the purpose of avoiding the expense and inconvenience to Ultrak of issuing fractional shares or issuing 10 or fewer shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to the

         Diamond shareholders instead of issuing fractional shares of Ultrak Common Stock or issuing 10 or fewer shares of Ultrak Common Stock will not exceed one percent of the total consideration that will be issued in the Merger to the Diamond shareholders in exchange for their shares of Diamond Common Stock. The fractional share interests of each Diamond shareholder will be aggregated, and no Diamond shareholder will receive cash for fractional shares in an amount equal to or greater than the value of one full share of Ultrak Common Stock.

                 15. None of the shares of Ultrak Common Stock received by any shareholder-employees of Diamond will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employees of Diamond after the Merger will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

         IN WITNESS WHEREOF, Ultrak and Newco, each acting by an authorized officer with full corporate authority, have executed and delivered this Representation Certificate to Leagre & Barnes as of the date written below.

                                           ULTRAK, INC.



Date:                                      By _________________________
                                              Tim D. Torno, Vice President
                                              and Secretary





                                           DIAMOND PURCHASING CORP.



Date:                                      By _________________________
                                              Tim D. Torno, Vice President
                                              and Secretary

                           REPRESENTATION CERTIFICATE


         Diamond Electronics, Inc. ("Diamond") makes the following representations to Leagre & Barnes to be used by Leagre & Barnes in rendering its opinion as to certain federal income tax consequences with respect to certain transactions set forth in the Agreement and Plan of Reorganization among Diamond, certain shareholders of Diamond, Ultrak, Inc. ("Ultrak"), and Diamond Purchasing Corp. ("Newco"). Ultrak owns all the issued and outstanding capital stock of Newco. The merger of Newco with and into Diamond is referred to herein as the "Merger."

         Diamond acknowledges and agrees that each of the following representations constitutes a material representation to be relied upon by Leagre & Barnes in rendering its opinion and that any material inaccuracy in any of the following representations may render the conclusions drawn in the opinion of Leagre & Barnes inapplicable to the Merger. The representations of each party hereto are limited to the extent that each specific representation is made solely with respect to information applicable to itself.

         The specific representations made are as follows:

                 1. The fair market value of the Ultrak Common Stock received by each Diamond shareholder will be approximately equal to the fair market value of Diamond Common Stock surrendered in the exchange.

                 2. There is no plan or intention by the shareholders of Diamond who currently own one percent or more of Diamond Common Stock, and to the best of the knowledge of the management of Diamond, there is no plan or intention on the part of the remaining shareholders of Diamond to sell, exchange, or otherwise dispose of a number of shares of Ultrak Common Stock received in the Merger that would reduce the Diamond shareholders' ownership of Ultrak Common Stock to a number of shares having a value, at the close of business on the effective date of the Merger ("Effective Time"), of less than 50 percent of the value of all the formerly outstanding Common Stock of Diamond as of the same date. For purposes of this representation, shares of Diamond Common Stock surrendered by dissenters, or exchanged for cash in lieu of fractional shares of Ultrak Common Stock, will be treated as outstanding Diamond Common Stock as of the Effective Time. Moreover, shares of Diamond Common Stock and shares of Ultrak Common Stock held by Diamond shareholders and otherwise sold, redeemed, or disposed of prior or subsequent to the Merger will be considered in making this representation.

                 3. Following the Merger, Diamond will hold at least 90 percent of the fair market value of its net assets and at least 70 percent of the fair market value of its gross assets. For purposes of this representation, amounts paid by Diamond to dissenters, amounts used by Diamond to pay reorganization expenses, amounts paid by Diamond to shareholders who receive cash or other property, and all redemptions and distributions (except for regular, normal dividends) made by Diamond, respectively, immediately preceding the transfer, will be considered assets held by Diamond immediately prior to the Merger. For purposes of this representation, it is assumed that there will be no dissenters from the Merger, although that is impossible to ascertain at this time with any certainty.

                 4. Diamond has no plan or intention to issue additional shares of its stock that would result in Ultrak losing control of Diamond.

                 5. Diamond and the shareholders of Diamond will pay their respective expenses, if any, incurred in connection with the Merger; notwithstanding the foregoing, to the extent any of the expenses relating to the Merger (or the "plan of reorganization" within the meaning of Treas. Reg. Section 1.368-1(c) with respect to the Merger) are funded directly or indirectly by a party other than the party incurring such expense, such expenses will be within the guidelines established in Revenue Ruling 73-54, 1973-1 C.B. 187.

                 6. There is no intercorporate indebtedness existing between Ultrak and Diamond or between Newco and Diamond that was issued, acquired, or will be settled at a discount.

                 7. In the Merger, shares of Diamond's Common Stock representing control of Diamond will be exchanged solely for voting stock of Ultrak. For purposes of this representation, shares of Diamond's Common Stock exchanged for cash or other property originating with Ultrak will be treated as outstanding Diamond Common Stock as of the Effective Time.

                 8. At the Effective Time, Diamond will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in Diamond that, if exercised or converted, would affect Ultrak's acquisition or retention of control of Diamond.


                 9. Other than 392 shares of Diamond Common Stock acquired as part of Diamond's reorganization, Ultrak does not own nor has it owned during the past five years any Common Stock of Diamond.


                 10. No party to the Merger is an investment company regulated under the Investment Company Act of 1940, a real estate investment trust, or a corporation 80 percent or more of the value of whose total assets are held for investment rather that for use in an active trade or business.

                 11. On the date of the Merger, the fair market value of the assets of Diamond will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which the assets are subject.

                 12. Diamond is not under the jurisdiction of a court in a case under Title 11 of the United States Code or a receivership, foreclosure, or similar proceeding.

                 13. The payment of cash in lieu of fractional shares of Ultrak's Common Stock or in lieu of issuing 10 or fewer shares of Ultrak Common Stock is solely for the purpose of avoiding the expense and inconvenience to Ultrak of issuing fractional shares or issuing 10 or fewer shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to the Diamond shareholders instead of issuing fractional shares of Ultrak Common Stock or issuing 10 or fewer shares of Ultrak Common Stock will not exceed one percent of the total consideration that will be issued in the Merger to the Diamond shareholders in exchange for their shares of Diamond Common Stock. The fractional share interests of each Diamond shareholder will be aggregated, and no Diamond shareholder will receive cash for fractional shares in an amount equal to or greater than the value of one full share of Ultrak Common Stock.

                 14. None of the compensation received by any shareholder-employees of Diamond is separate consideration for, or allocable to, any of their shares of Diamond Common Stock; none of the shares of Ultrak Common Stock received by any shareholder-employees of Diamond will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employees of Diamond will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

         IN WITNESS WHEREOF, Diamond, acting by an authorized officer with full corporate authority, has executed and delivered this Representation Certificate to Leagre & Barnes as of the date written below.

                                           DIAMOND ELECTRONICS, INC.



Date:_____________                         By ______________________________
                                              John W. Biddinger, Chairman of
                                              the Board

                           REPRESENTATION CERTIFICATE


         The undersigned, a shareholder of Diamond Electronics, Inc. ("Diamond"), makes the following representation to Leagre & Barnes to be used by Leagre & Barnes in rendering its opinion as to certain federal income tax consequences with respect to certain transactions set forth in the Agreement and Plan of Reorganization among Diamond, certain shareholders of Diamond, Ultrak, Inc. ("Ultrak"), and Diamond Electronics Corp. ("Newco"). Ultrak owns all the issued and outstanding capital stock of Newco. The merger of Newco with and into Diamond is referred to herein as the "Merger."

         The undersigned acknowledges and agrees that the following representation constitutes a material representation to be relied upon by Leagre & Barnes in rendering its opinion and that any material inaccuracy in the representation may render the conclusions drawn in the opinion of Leagre & Barnes inapplicable to the Merger.

         The specific representation made is as follows:

                 There is no plan or intention by the undersigned to sell, exchange, or otherwise dispose of any shares of Ultrak Common Stock received in the Merger.

         IN WITNESS WHEREOF, the undersigned has executed and delivered this Representation Certificate to Leagre & Barnes as of the date written below,



                                        ________________________________________
                                                     (Signature)


                                        ________________________________________
                                               (Printed or typed name)